UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                   FORM 8-K/A

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                 March 30, 2005

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                        STANDARD MICROSYSTEMS CORPORATION
             (Exact name of registrant as specified in its charter)

          DELAWARE                      0-7422                11-2234952
(State or other jurisdiction of    (Commission File       (I.R.S. Employer
 incorporation)                     Number)                Identification No.)

                    80 Arkay Drive, Hauppauge, New York 11788
               (Address of principal executive offices) (Zip Code)

                                 (631) 435-6000
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))
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Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant, Standard Microsystems Corporation, a Delaware corporation, filed a Current Report on Form 8-K on April 4, 2005, describing its acquisition of OASIS SiliconSystems Holding AG, a German corporation. This Current Report on Form 8-K/A amends the previously filed Form 8-K to include the financial information required by Item 9.01 of Form 8-K. This Current Report on Form 8-K/A
contains  forward-looking   statements  that  involve  risks  and  uncertainties
relating to this transaction and actual results and developments may differ materially from those described in this amended Current Report. For more information about the Company and risks relating to investing in the Company, please refer to information contained within the Company's annual report on Form 10-K for the fiscal year ended February 28, 2005.

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Item 2.01.    Completion of Acquisition or Disposition of Assets

On March 30, 2005, Standard Microsystems Corporation (the Company or SMSC) announced the completion that day of its acquisition of OASIS SiliconSystems Holding AG (OASIS). Based in Karlsruhe, Germany, OASIS is engaged in the development and marketing of integrated circuits that enable networking of multimedia devices for automotive infotainment applications.

SMSC acquired all of OASIS' outstanding capital stock in exchange for aggregate consideration of $118.7 million, including approximately 2.1 million shares of SMSC common stock value, for accounting purposes, at $35.8 million, $79.5 million of cash, and approximately $3.4 million of direct acquisition costs, including legal, banking, accounting and valuation fees. The tangible assets of OASIS at March 30, 2005 included approximately $22.3 million of cash and cash equivalents, resulting in a net cash outlay of approximately $60.6 million. SMSC's existing cash balances were the source of the cash used in the transaction. The value of the SMSC common stock was determined using the stock's market value for a reasonable period before and after the date the terms of the acquisition were announced. Under the terms of the Share Purchase Agreement, approximately 1.2 million of the shares and $1.8 million of the cash issued to the former shareholders of OASIS is being be held in an escrow account as security for certain indemnity obligations of OASIS's former shareholders. Up to $20.0 million of additional consideration, payable in cash and SMSC common stock, may be issued to OASIS's former shareholders during fiscal 2007 upon satisfaction of certain future performance goals. The amount of consideration was determined by arms length negotiations. There is no material relationship between SMSC and the former OASIS shareholders other than in respect of the transaction.

The representations and warranties of each party set forth in the Share Purchase Agreement have been made solely for the benefit of the other parties to the Share Purchase Agreement and such representations and warranties should not be relied on by any other person. In addition, such representations and warranties have been qualified by disclosures made to the other parties in connection with the Share Purchase Agreement, and were made only as of the date of the Share Purchase Agreement or such other date as is specified in the Share Purchase Agreement.

A copy of the Share Purchase Agreement dated as of March 30, 2005 by and among SMSC, SMSC GmbH, a wholly owned subsidiary of SMSC, and the shareholders of OASIS, was attached as Exhibit 2.1 to the Current Report on Form 8-K filed on April 4, 2005. The foregoing description is qualified in its entirety by reference to the Share Purchase Agreement previously filed as an Exhibit.

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Item 9.01     Financial Statements and Exhibits.

(a)  Financial Statements of Businesses Acquired.

The audited financial statements of OASIS SiliconSystems Holding AG, as of December 31, 2004 and 2003 and for the years then ended, together with the accompanying Independent Auditors' Report, are set forth in Exhibit 99.1.

(b)  Unaudited Pro Forma Financial Information

The unaudited pro forma condensed combined financial information for SMSC and OASIS, for the periods reflected therein, is set forth in Exhibit 99.2.

(c)  Exhibits

2.1    Stock Purchase Agreement (*)
23.1   Consent of Independent Auditors
99.1 Audited financial statements of OASIS SiliconSystems Holding AG, as of and for the years ended December 31, 2004 and 2003
99.2   Pro Forma Condensed Combining Financial Information for SMSC and OASIS
99.3   Press Release date March 30, 2005 (*)


(*) Exhibit is incorporated by reference to the Company's Current Report on Form 8-K filed on April 4, 2005.


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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                        STANDARD MICROSYSTEMS CORPORATION

                                  (Registrant)




Date:  June 15, 2005                       By:   /s/ WILLIAM D. SHOVERS
                                                 ------------------------------
                                                 William D. Shovers
                                                 Senior Vice President and
                                                 Chief Financial Officer
                                                 (Principal Financial Officer)

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                                  Exhibit Index


Exhibit No.   Description
-----------   --------------

23.1          Consent of Independent Auditors

99.1 Audited financial statements of OASIS SiliconSytems Holding AG, as of and for the years ended December 31, 2004 and 2003

99.2          Pro Forma Condensed  Combined  Financial  Information for SMSC and
              OASIS